SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              AU BON PAIN CO., INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)


              Delaware                                  04-2723701
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


19 Fid Kennedy Avenue, Boston, MA                                       02210
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

         Securities Act registration statement file number to which this form relates:______ (if applicable).

         Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                        Name of Each Exchange on
to be so Registered:                       Which Each Class is to be Registered:
--------------------                       -------------------------------------

      None                                                 None


Securities to be registered pursuant to Section 12(g) of the Act:

                         Preferred Stock Purchase Rights
                         -------------------------------
                                (Title of Class)

         The Company hereby amends the following Item of its Registration Statement on Form 8-A filed with the Commission on November 1, 1996: Item 2 - Exhibits.

Item 2.  Exhibits

2.1. Specimen Form of Right Certificate (attached as Exhibit B to the Rights Agreement) (incorporated by reference to Exhibit 2.1 to the Company's Form 8-A Registration Statement filed with the Commission on November 1, 1996).

2.2. Form of Rights Agreement, dated as of October 21, 1996, between Au Bon Pain Co., Inc. and State Street Bank & Trust Company (incorporated by reference to
Exhibit 2.2 to the Company's Form 8-A Registration Statement filed with the Commission on November 1, 1996).

2.3. Form of Certificate of Designation of Series A Junior Participating Class B Preferred Stock (attached as Exhibit A to the Rights Agreement) (incorporated by reference to Exhibit 2.3 to the Company's Form 8-A Registration Statement filed with the Commission on November 1, 1996).

2.4. Summary of Rights Plan (attached as Exhibit C to the Rights Agreement) (incorporated by reference to Exhibit 2.4 to the Company's Form 8-A Registration Statement filed with the Commission on November 1, 1996).

2.5. Press Release (incorporated by reference to Exhibit 2.5 to the Company's Form 8-A Registration Statement filed with the Commission on November 1, 1996).

99.  Amendment of Rights Agreement, dated as of January 15, 1999.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               AU BON PAIN CO., INC.



                                               by: /s/ ANTHONY J. CARROLL
                                                   -----------------------------
                                               Anthony J. Carroll
                                               Vice President, Chief Financial
                                               Officer and Treasurer

Dated:   January 29, 1999





                                      - 3 -